UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 20, 2018, Sierra Oncology, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) and completed the acquisition with YM Biosciences Australia Pty Ltd (“Seller”) and Gilead Sciences, Inc. (“GSI”). Pursuant to the Purchase Agreement, the Company acquired all rights to the pharmaceutical product momelotinib, an investigational inhibitor of Janus kinase, together with all related intellectual property rights and certain other related assets (the “Purchased Assets”) from Seller, in exchange for the payment to the Seller of cash consideration of $3.0 million, the assumption by the Company of certain liabilities (the “Assumed Liabilities”), and the undertaking by the Company to pay certain milestone and royalty payments, in each case, pursuant to the terms and conditions of the Purchase Agreement. In connection therewith, the Company and the Seller, or the applicable affiliates thereof, have entered into an Assignment and Assumption Agreement substantially in the form attached as an exhibit to the Purchase Agreement, providing for the assumption by the Company of any and all clinical trial agreements as identified in the transition plan and more particularly described in the Purchase Agreement, and the Company shall assume responsibility for conducting and completing the five ongoing clinical trials as soon as reasonably practicable after the closing of the asset purchase (collectively, the “Transaction”).

Summary of the terms of the Purchase Agreement:

Consideration; Contingent Payments. At the closing of the Transaction, the Company will pay to Seller $3.0 million in cash. In addition, the Company has agreed to pay to Seller aggregate milestone payments of up to $195.0 million upon the achievement of certain development, regulatory and commercial milestones, as well as mid-teen to high twenty percent tiered royalties based upon net sales.

Indemnification and Right to Set-off. The Purchase Agreement provides that, following the closing, the Seller will indemnify the Company for breaches of the Seller’s representations and warranties and covenants and agreements as well as certain other specified matters, subject to certain limitations set forth therein, including, among other things, limitations on the amounts for which Seller may be liable. The Purchase Agreement further provides that, subject to certain limitations, the Company will be entitled to offset its indemnifiable losses against future contingent payments payable to the Seller under the Purchase Agreement.

The Purchase Agreement further provides that, following the closing, the Company will indemnify the Seller for breaches of the Company’s representations and warranties and covenants and agreements as well as certain other specified matters, subject to certain limitations set forth therein.

Representations, Warranties and Covenants. The Purchase Agreement contains customary representations, warranties and covenants of the Seller and the Company.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The Company expects to file a copy of the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending September 30, 2018.

A copy of the press release announcing the execution of the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

SVB Loan and Security Agreement

In connection with the Transaction, the Company has entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) dated as of August 21, 2018, pursuant to which the Company may obtain a loan of aggregate principal amount of up to $15.0 million, which becomes available in three tranches, each of an aggregate principal amount of up to $5.0 million, upon the terms and conditions set forth in the Loan and Security Agreement (the “Loan”). On August 21, 2018, contemporaneously with executing the Loan and Security Agreement, the Company drew down the first $5.0 million tranche to fund the Transaction. The second and third $5.0 million tranches may be drawn only upon the achievement of certain development milestones related to momelotinib.

As partial consideration for the Loan, the Company granted to SVB a warrant (the “Warrant”) to purchase up to the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to (i) $137,500 divided by the Warrant Price (as defined below), plus (ii) additional shares (x) upon each draw of any Tranche B Growth Capital Advance (as defined in the Loan and Security Agreement), equal to the aggregate principal amount of each Tranche B Growth Capital Advance multiplied by 2.75% and (y) upon each draw of any Tranche C Growth Capital Advance (as defined in the Loan and Security Agreement), equal to the aggregate principal amount of each Tranche C Growth Capital Advance multiplied by 2.75%, in each case divided by the Warrant Price; and such Warrant shall have an exercise price equal to lesser of (1) the average closing price of Company’s Common Stock for the 10 trading days ending on the day before the issue date of the Warrant or (2) the ending price the day before the issue date of the Warrant (subject to adjustment as set forth in the Warrant) (the “Warrant Price”). The Warrant is exercisable for a period of 10 years after issuance.

The Loan matures on August 1, 2022, unless earlier accelerated upon an event of default. Borrowings under the Loan bear interest at a floating per annum rate equal to the greater of (i) one percentage point (1.0%) above the Prime Rate, or (ii) 6.0%, with interest only due and payable monthly, until March 1, 2020 (unless extended under the conditions set forth in the Loan and Security Agreement), at which time interest and principal will be due and payable monthly in equal monthly payments; are subject to a final payment fee equal to 6.75% of the aggregate principal amount of the borrowings (the “Final Payment”); and are secured by substantially all of the Company’s personal property (except for the intellectual property of the Company, and except for more than 65% of the Company’s issued and outstanding equity interests in any foreign subsidiaries which entitles the holder to vote, as set forth in the Loan and Security Agreement). After repayment, no Growth Capital Advance may be reborrowed.

In the event the Company elects to prepay the term loans prior to August 1, 2022, the Company is required to pay a fee in the amount of (i) 3.0% of the outstanding principal balance if such prepayment occurs prior to August 21, 2019, (ii) 2.0% of the outstanding principal balance if such prepayment occurs on or after August 21, 2019, but prior to August 21, 2020, or (iii) 1.0% of the outstanding principal balance if such prepayment occurs on August 21, 2020 or at any time thereafter prior to the August 1, 2022.

The Loan and Security Agreement contains customary covenants that include, among others, covenants that limit the Company’s and its subsidiaries’ ability to dispose of assets, enter into mergers or acquisitions, incur indebtedness, incur liens, pay dividends or make distributions on the Company’s capital stock, make investments or loans, and enter into certain affiliate transactions, in each case subject to customary exceptions for a credit facility of this size and type.

The Loan and Security Agreement contains customary events of default that include, among others, non-payment defaults, covenant defaults, a default in the event a material adverse change occurs, defaults in the event the Company’s assets are attached or the Company is enjoined from doing business, bankruptcy and insolvency defaults, cross-defaults to certain other material indebtedness, material judgment defaults, and inaccuracy of representations and warranties. The occurrence of an event of default could result in an increase to the applicable interest rate of 5.0%, acceleration of and present occurrence of the maturity date, and the consequent obligation for the Company to repay in full in cash all amounts outstanding under the Loan and Security Agreement, and a right by the Lender to exercise all remedies available to it under the Loan and Security Agreement and related agreements, including the right to dispose of the collateral as permitted under applicable law.

The foregoing summary of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement. The Company expects to file a copy of the Loan and Security Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending September 30, 2018.

A copy of the press release announcing the execution of the Loan and Security Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement—SVB Loan and Security Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release (Purchase Agreement) dated August 22, 2018.

99.2	Press release (Loan and Security Agreement) dated August 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: August 22, 2018	By:	/s/ Nick Glover
Nick Glover
President and Chief Executive Officer